UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

VIVEVE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11388	04-3153858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Commercial Street, Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 23, 2016, the board of directors of Viveve Medical, Inc. (the “Company”), adopted an independent director compensation policy, to be effective immediately, that is designed to compensate non-employee directors of the Company (“Independent Directors”) for their time, commitment and contributions to the Company’s board of directors. Under this policy, all Independent Directors will be paid cash compensation as set forth below, pro-rated to reflect the number of days served by an Independent Director during any quarter:

Board of Directors:	Annual Retainer
Chairperson	$25,000
All Independent Directors	$35,000
Audit Committee:
Chairperson	$20,000
Non-Chairperson members	$10,000
Compensation Committee:
Chairperson	$10,000
Non-Chairperson members	$5,000
Governance and Nominating Committee:
Chairperson	$7,500
Non-Chairperson members	$3,750

In addition, under the policy, each new Independent Director who is initially appointed or elected to the board of directors after effectiveness of the policy will be granted an equity-based initial retainer award with a value at the time of issuance equal to two times the Subsequent Award (defined below) in effect at the time of election, which will vest in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Company’s board of directors. In addition, on the date of each annual meeting of the Company’s stockholders, each continuing Independent Director will be eligible to receive an annual option grant to purchase 17,500 shares of common stock, which will vest in one installment on the first anniversary of the grant date, subject to the director’s continued service on the board of directors (each a “Subsequent Award”). An Independent Director elected for the first time to the board of directors at an annual meeting of the Company’s stockholders shall only receive an Initial Award in connection with such election, and shall not receive a Subsequent Award until the annual meeting for the next fiscal year. In the event an Independent Director’s service on the board of directors terminates, the vesting and exercise of such Independent Director’s unvested stock options shall be subject to the terms of the applicable award agreement.

The Company has also agreed to reimburse all reasonable out-of-pocket expenses incurred by Independent Directors in attending board of directors and committee meetings.

The foregoing description of the terms of the policy does not purport to be complete and is qualified in its entirety by reference to the policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.            Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
10.1	Viveve Medical, Inc. Independent Director Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2016	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Viveve Medical, Inc. Independent Director Compensation Policy